                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-12


                         A.C. MOORE ARTS & CRAFTS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
     (2)   Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

           ---------------------------------------------------------------------
     (4)   Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
     (5)   Total fee paid:

           ---------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

    ----------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------
(3) Filing Party:

    ----------------------------------------------------------------------------
(4) Date Filed:

    ----------------------------------------------------------------------------

                         A.C. MOORE ARTS & CRAFTS, INC.
                              500 University Court
                               Blackwood, NJ 08012

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 22, 2003


To the Shareholders of A.C. Moore Arts & Crafts, Inc.:

         The 2003 Annual Meeting of Shareholders of A.C. Moore Arts & Crafts, Inc. (the "Company" or "A.C. Moore") will be held on Thursday, May 22, 2003, at 9:00 a.m., prevailing time, at the Holiday Inn, 542 Route 9, Fishkill, New York, for the purpose of considering and acting upon the following:

           1. To elect two Class A directors to hold office for a term of three years and until their successors are duly elected and qualified, as described in the accompanying Proxy Statement;

           2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

           3. To transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record at the close of business on April 10, 2003, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



                                     By Order of the Board of Directors


                                     Janet Parker
                                     Secretary

Blackwood, New Jersey
April 15, 2003

                         A.C. MOORE ARTS & CRAFTS, INC.
                              500 University Court
                               Blackwood, NJ 08012
                                 (856) 228-6700

                             ----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                             ----------------------

         The accompanying proxy is solicited by the Board of Directors of A.C. Moore Arts & Crafts, Inc. (the "Company" or "A.C. Moore") for use at the 2003 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, May 22, 2003, at 9:00 a.m., prevailing time, at the Holiday Inn, 542 Route 9, Fishkill, New York, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 15, 2003.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile, telegraph or teletype by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

         Only shareholders of record, as shown on the stock transfer books of the Company, at the close of business on April 10, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On the Record Date, there were 18,986,879 shares of common stock, no par value per share ("Common Stock") outstanding.

         Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If you sign and return your proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock "for" the election of all nominees for directors hereinafter named and "for" ratification of the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the independent auditors of the Company for the year ending December 31, 2003. With respect to any other matter that properly comes before the meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of A.C. Moore. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is voted.

         The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. All shares of the Company's Common Stock present in person or represented by proxy (including broker non-votes) and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

         Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the two nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will have no effect on the vote and will not be counted in determining whether the proposal has received the required shareholder vote.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Articles of Incorporation provide that the Board of Directors shall consist of not fewer than one nor more than 15 directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at seven. Pursuant to the Articles of Incorporation of the Company, the directors are divided into three classes, which is required to be as nearly equal in number as possible. One class of directors is to be elected annually for a term of three years. The Board of Directors is currently comprised of two classes of two directors each, and one class of three directors.

         At the Meeting shareholders will elect two Class A directors to serve for a term of three years and until each of their respective successors is elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy "for" the election of the listed nominees or, in the event of inability of a nominee to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board of Directors has no reason to believe that any nominee will not be a candidate or will be unable to serve.

         The Board of Directors has nominated William Kaplan and John E. (Jack) Parker to serve as the Class A directors. Mr. Kaplan and Mr. Parker currently serve as directors. The nominees have consented to being named in the Proxy Statement and to serve if elected. The following table sets forth information, as of the Record Date, concerning A.C. Moore's directors and nominees for election to the Board of Directors:

                                                                                            Director       Term
              Name                 Age                      Position                       Since (1)      Expires
---------------------------------  ---  -----------------------------------------------    ---------      -------
William Kaplan (5)...............  75   Chairman of the Board                                 1984         2003
John E. (Jack) Parker (5)........  61   Chief Executive Officer and Director                  1984         2003
Richard J. Bauer (2)(3)(4).......  77   Director                                              1990         2004
Richard J. Drake (3).............  69   Director                                              1984         2004
Lawrence H. Fine ................  49   President, Chief Operating Officer and Director       2002         2005
Richard Lesser (2) (3)(4)........  68   Director                                              1993         2005
Eli J. Segal (2)(3)..............  60   Director                                              2002         2005


-------------------
(1) Includes service as a director of A.C. Moore Incorporated, the Company's wholly-owned operating subsidiary.
(2) Member of the Compensation Committee. Mr. Segal was appointed to the Compensation Committee in February 2003.
(3)  Member of the Audit Committee.
(4)  Member of the Nominating Committee
(5)  Nominee for Director.

         Patricia A. Parker resigned as a director of A.C. Moore on August 22, 2002. On August 22, 2002, A.C. Moore's Board of Directors, by resolution, increased the number of persons to comprise A.C. Moore's Board of Directors from six to seven and appointed Lawrence H. Fine and Eli J. Segal as directors.

         The following information about A.C. Moore's directors and nominees for director is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

         Mr. Kaplan, our co-founder, has been the Chairman of our Board of Directors since our inception. Mr. Kaplan also serves as the Chairman of the Board of Directors and an executive officer of Regal Bag Corporation, an importer and distributor of women's handbags, which he founded in 1947.

         Mr. Parker, our co-founder, has been Chief Executive Officer and a director of the Company since our inception and was our President from inception until June 2001. From 1959 to 1984, Mr. Parker worked for the F.W. Woolworth Company ("Woolworth") in various management positions, most recently as President and Chief Executive Officer of the United States General Merchandise Group where he was responsible for more than 1,000 stores, including the entire domestic chain of Woolworth retail stores. Mr. Parker is the husband of Patricia
A. Parker, our Executive Vice President, Merchandising, and the father of Janet Parker, our Executive Vice President, Merchandising and Marketing.

         Mr. Bauer has been a director of the Company since September 1990. Mr. Bauer is Chairman of the Board and Chief Executive Officer of Eastern Alloys, Inc. an independent zinc alloyer, which he founded in 1965. Mr. Bauer is the co-founder and current Chairman of the Board of Service Aluminum Corporation, an aluminum trading company.

         Mr. Drake has been a director of the Company since its founding. He is Chairman of Drake, Sommers, Loeb, Tarshis & Catania, P.L.L.C., a professional limited liability company which renders legal services.

         Mr. Fine has been a director of the Company since August 2002. Mr. Fine has served as our President since June 2001 and our Chief Operating Officer since February 2003. Previously Mr. Fine was Executive Vice President - General Merchandise Manager for arts and crafts retailer Michaels Stores, Inc., a position he held since December 1996. From 1995 until joining Michaels in December 1996, he was Senior Vice President of Merchandising for Party City Corp. Prior to joining Party City, Mr. Fine held a variety of merchandising positions with the Jamesway Corporation for nearly 16 years.

         Mr. Lesser has been a director of the Company since March 1993. He is currently a Director of The TJX Companies, Inc., a New York Stock Exchange traded retail company, and served as The TJX Companies, Inc.'s Executive Vice President from 1991 until December 6, 2001. Mr. Lesser is also a director of Reebok International, a New York Stock Exchange traded shoe and apparel manufacturer and Dollar Tree Stores, Inc., a Nasdaq traded retail company.

         Mr. Segal has been a director of the Company since August 2002. Mr. Segal has served as the Chairman of the Board of SchoolSports, Inc., a magazine and internet content provider, since 2000. From 1997 to 2000, Mr. Segal served as the President and Chief Executive Officer of the Welfare to Work Partnership, a nonpartisan business organization. From 1993 to 1996, Mr. Segal served as an Assistant to the President of the United States and as Chief Executive Officer of The Corporation For National Service, the federal government office overseeing AmeriCorps. Mr. Segal is a director of Hasbro, Inc., a New York Stock Exchange traded manufacturer of toys and games and Hotels.com, a Nasdaq traded provider of discount hotel rooms.

Shareholder Nominations

         Pursuant to A.C. Moore's Bylaws, no shareholder is permitted to nominate a candidate for election as a director unless the shareholder complies with the procedures set forth in the Bylaws. According to the Bylaws, nominations by shareholders for directors to be elected at a meeting of shareholders which have not previously been approved by the Board of Directors must be submitted to the Secretary of the Corporation in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, not later than (i) the latest date upon which shareholder proposals must be submitted to the Company for inclusion in the Company's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each nomination is required to set forth: (i) the name and address of the shareholder making the nomination and the person or persons nominated; (ii) a representation that the shareholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. All nominations which are late will be rejected by the Company.

Board of Directors, Committees, and Attendance at Meetings

         The Board of Directors of A.C. Moore held six meetings during 2002. The Audit Committee held four meetings; and the Compensation Committee and the Nominating Committee each held two meetings during 2002. In addition, the Chairman of the Audit Committee held two additional meetings with A.C. Moore's outside auditors during fiscal 2002. All current directors attended all Board and applicable committee meetings during the year.

         The Board of Directors has three standing committees.

         o The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, bonuses, and other forms of compensation for executive officers of A.C. Moore and administers various compensation and benefit plans. The current members of the Compensation Committee are Messrs. Bauer, Lesser and Segal. The report of the Compensation Committee begins on page 7 of this Proxy Statement.

         o The Audit Committee reviews the results and scope of the annual audit of the Company's financial statements, proposes changes in the Company's financial and accounting standards and principles and the Company's policies and procedures with respect to its internal accounting and financial controls. In addition, the Audit Committee engages the Company's independent accountants and reviews the independence of the Company's independent accountants. The Audit Committee also approves the professional services provided by the Company's independent accountants. The responsibilities of the Audit Committee are described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which was attached as Appendix A to the Proxy Statement relating to the 2001 Annual Meeting of Shareholders. The current members of the Audit Committee are Messrs. Bauer, Drake, Lesser and Segal.

             Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The report of the Audit Committee is set forth below.

         o The Nominating Committee makes recommendations to the Board of Directors on Board membership. The current members of the Nominating Committee are Messrs. Bauer and Lesser. This committee recommended the nomination of Messrs. Fine and Segal who were elected to the Board of Directors in August 2002 and the nomination of the directors listed on page 2, who stand for election at the 2003 annual meeting of shareholders. The Nominating Committee will consider nominees recommended by A.C. Moore shareholders, but only if such nominees are submitted in accordance with A.C. Moore's bylaws. See "Shareholder Nominations" for a description of the procedures that must be followed to nominate a director.

Audit Committee Report

         On February 18, 2003, the Audit Committee met with management to review and discuss the audited financial statements. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also conducted discussions with its independent auditors, PricewaterhouseCoopers, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from PricewaterhouseCoopers regarding its independence and has discussed with PricewaterhouseCoopers its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

                               THE AUDIT COMMITTEE

                                Richard J. Bauer
                                Richard J. Drake
                                 Richard Lesser
                                  Eli J. Segal

Director Compensation

         Directors' Fees. Except for Mr. Kaplan, who receives annual directors' compensation of $150,000 for his services as Chairman of the Board, directors who are not officers, employees or consultants of the Company receive a directors' fee of $15,000 annually plus $1,000 for each Board of Directors meeting they attend, $1,000 for a Committee Chair, and $500 for each committee meeting they attend.

         Stock Options. Messrs. Bauer, Drake, Lesser and Segal, each a non-employee director of the Company, were each granted an option to acquire 20,000 shares of Common Stock in 2002 under the Company's 2002 Stock Option Plan.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Common Stock (i) by each person who is known by A.C. Moore to be the beneficial owner of more than 5% of the Common Stock, (ii) by each director and nominee for director of A.C. Moore, (iii) by each executive officer of A.C. Moore named in the Summary Compensation Table and (iv) by all directors and executive officers of A.C. Moore as a group. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.


                                                              Shares Beneficially Owned (1)
                                                             -------------------------------
                Name of Beneficial Owner                         Number             Percent
-----------------------------------------------------        -----------------   -----------
William Kaplan (2)...................................           2,982,000 (3)        15.7
Jack Parker (2)......................................           2,956,600 (4)        15.6
Patricia A. Parker ..................................              30,000 (5)         *
Lawrence H. Fine.....................................              38,294 (6)         *
Leslie H. Gordon.....................................             178,667 (7)         *
Rex A. Rambo.........................................              91,476 (8)         *
Richard J. Bauer.....................................              76,800 (9)         *
Richard J. Drake.....................................              67,000 (10)        *
Richard Lesser.......................................              44,000 (11)        *
Eli J. Segal.........................................                   0             *
Massachusetts Financial Services Company.............           1,264,200 (12)        6.7
L&K 2002 Grantor Retained Annuity Trust #1 ..........           1,535,162 (13)        8.1
The 2003 William Kaplan GRAT ........................           1,300,000 (13)        6.8
All executive officers and
  directors as a group (12 persons)..................           6,611,115 (14)       33.8


-------------------
*  Denotes less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the Common Stock. Shares of Common Stock issuable upon the exercise of securities currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

(2) The address of each of Messrs. Kaplan and Parker is 500 University Court, Blackwood, New Jersey 08012.

(3) Includes: (i) 1,535,162 shares held of record by the L&K 2002 Grantor Retained Annuity Trust #1 and (ii) 1,300,000 shares held of record by The 2003 William Kaplan GRAT. Mr. Kaplan is the Investment Trustee of the L&K 2002 Grantor Retained Annuity Trust #1 and The 2003 William Kaplan GRAT. Accordingly, Mr. Kaplan has the sole power to vote and dispose of the shares owned of record by the L&K 2002 Grantor Retained Annuity Trust #1 and The 2003 William Kaplan GRAT.

(4) Does not include 30,000 shares subject to presently exercisable options owned by Patricia A. Parker, Mr. Parker's spouse, as to which Mr. Parker disclaims beneficial ownership.

(5) Ms. Parker's total includes 30,000 shares subject to presently exercisable options. Does not include 2,956,600 shares owned of record by Jack Parker, Ms. Parker's spouse, as to which Ms. Parker disclaims beneficial ownership.

(6)  Includes: (i) 33,333 shares subject to presently exercisable options and
     (ii) 961 shares of Common Stock allocated to Mr. Fine's account under A.C. Moore's 401(k) Plan. This information related to the 401(k) Plan is based on a plan statement dated as of December 31, 2002.

(7)  Includes 153,667 shares subject to presently exercisable options.

(8)  Includes: (i) 68,000 shares subject to presently exercisable options and
     (ii) 4,676 shares of Common Stock allocated to Mr. Rambo's account under A.C. Moore's 401(k) Plan. This information related to the 401(k) Plan is based on a plan statement dated as of December 31, 2002.

(9)  Includes 64,000 shares subject to presently exercisable options.

(10) Includes 63,000 shares subject to presently exercisable options.

(11) Represents 44,000 shares subject to presently exercisable options.

(12) Information with respect to Massachusetts Financial Services Company (MFS) is derived from MFS' Schedule 13G relating to A.C. Moore filed with the SEC. The address of MFS is 500 Boyleston Street, Boston, MA 02116.

(13) The address of each of the L&K 2002 Grantor Retained Annuity Trust #1 and The 2003 William Kaplan GRAT is c/o Robert J. Laughlin, V.P., J.P. Morgan Trust Company of Delaware, 500 Stanton Christiana Road, Newark, DE 19713. William Kaplan is the Investment Trustee of the L&K 2002 Grantor Retained Annuity Trust #1 and The 2003 William Kaplan GRAT. Accordingly, Mr. Kaplan has the sole power to vote and dispose of the shares owned of record by the L&K 2002 Grantor Retained Annuity Trust #1 and The 2003 William Kaplan GRAT.

(14) Includes 592,666 shares subject to presently exercisable options. Includes shares beneficially owned by Rex A. Rambo, a named executive officer in the Summary Compensation Table, even though Mr. Rambo retired from A.C. Moore on January 31, 2003 and therefore was not an executive officer on the Record Date.

Executive Compensation

         Compensation Committee Report

         The Compensation Committee of A.C. Moore's Board of Directors establishes A.C. Moore's general compensation policies, compensation plans and specific compensation levels of A.C. Moore's most highly compensated executive officers, and reviews the design, administration and effectiveness of compensation programs for other key executives. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with A.C. Moore's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist A.C. Moore in attracting and retaining qualified executives.

         A.C. Moore's executive officer compensation program is comprised of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options, and various benefits available to all full time employees of A.C. Moore, including participation in group medical and life insurance plans and a 401(k) Plan. The Company seeks to be competitive with compensation programs offered by companies of a similar size within the retail industry.

         Base Salary and Incentive Compensation. Prior to the beginning of each fiscal year, financial and other goals are established for the Company. Each executive officer is responsible for accomplishing the goals pertaining to his or her area of responsibility. Base salaries are based on the results of individual performance, as well as other considerations such as the executive officer's level of responsibility, years of service with A.C. Moore, professional background and surveys of compensation levels of comparable retail companies. Incentive compensation is based upon the achievement of Company profit objectives. Each executive officer of the Company received bonus compensation during 2002 except Jack Parker who has excluded himself from the Company's incentive compensation program. See "Summary Compensation Table."

         Stock Options. A.C. Moore uses its 2002 Stock Option Plan and its 1997 Employee, Director and Consultant Stock Option Plan (the "Option Plans") as long-term incentive plans for executive officers and key employees. The objectives of the Option Plans with respect to executive officers are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in A.C. Moore. The Option Plans authorize the Compensation Committee to award stock options to officers and key employees. Stock options granted to executive officers are based upon the level and degree of responsibility of the positions they hold. In general under the Option Plans, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. In 2002, 2001 and 2000, the Board of Directors granted options to purchase an aggregate of 312,300 shares, 306,600 shares, and 368,400 shares, respectively of Common Stock under the Option Plans. Information concerning the option grants to certain executive officers is set forth in the Summary Compensation Table.

         Policy with Respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as A.C. Moore, for certain compensation exceeding $1,000,000 paid during a calendar year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. Where appropriate, the Compensation Committee has taken action to reduce the impact of this provision. For example, the Compensation Committee intends that the Option Plans qualify for the performance-based exclusion. The Compensation Committee continually evaluates to what extent Section 162(m) will apply to its other compensation programs.

         Discussion of 2002 Compensation for the Chief Executive Officer. In considering the compensation for Mr. Parker, the Chief Executive Officer, the Compensation Committee reviewed his existing compensation arrangements and compensation levels of comparable retail companies. The Compensation Committee accordingly made the determination that the annual compensation for the Chief Executive Officer be established at $450,000 for 2002. In 2001 and 2000, the compensation committee had established Mr. Parker's compensation at $350,000. Mr. Parker, as a major shareholder of A.C. Moore, elected not to participate in either the incentive compensation program or the Option Plans. Mr. Parker also elected to reduce his compensation to $380,000 for 2002 and to $300,000 for 2001 and 2000.

         As part of his overall compensation package, Mr. Parker was also provided various life insurance policies, including a split dollar life insurance arrangement for Mr. Parker and his wife.

                           THE COMPENSATION COMMITTEE

                                 Richard Lesser
                                Richard J. Bauer

         Summary Compensation Table

         The following table sets forth the compensation earned during each of the last three years by the Company's Chief Executive Officer and four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities to the Company during 2002:


                                                                                   Long Term
                                                   Annual Compensation           Compensation
                                               --------------------------      ----------------
                                                                                  Securities
                                                                                  Underlying        All Other
  Name and Principal Position     Year             Salary         Bonus            Options         Compensation
-------------------------------  ------        --------------  ----------      ----------------   ---------------
Jack Parker....................   2002             $380,000        --                --             $48,721 (1)(2)
Chief Executive Officer           2001              300,000        --                --              47,703 (1)(2)
                                  2000              300,000        --                --              46,108 (1)(2)

Lawrence H. Fine...............   2002             $338,462      $64,700          100,000            $1,500 (4)
President                         2001              175,000     $100,000 (5)      100,000 (3)         1,500 (4)

Rex A. Rambo...................   2002             $315,000      $57,250             --              $1,500 (4)
Executive Vice President and      2001              300,000       47,500           28,000 (3)         1,500 (4)
Chief Operating Officer           2000              300,000       25,000           50,000 (3)         1,500 (4)

Leslie H. Gordon...............   2002             $237,500      $57,250           20,000            $1,500 (4)
Executive Vice President and      2001              225,000       47,500           18,000 (3)         1,500 (4)
Chief Financial Officer           2000              225,000       25,000           34,000 (3)         1,500 (4)

Patricia A. Parker.............   2002             $215,000      $32,350           10,000           $16,661 (2)
Executive Vice President,         2001              215,000       30,000              --             19,310 (2)
Merchandising                     2000              215,000       15,000           15,000 (3)        19,982 (2)


----------------------
(1) Includes $32,060, $28,393 and $26,126 of life insurance premiums paid by the Company in 2002, 2001 and 2000, respectively.

(2)  Includes one-half of the value of the benefit to Jack Parker and Patricia
     A. Parker of the premium paid by the Company for a split-dollar second-to-die life insurance policy. The estimated dollar value has been computed as the present value of a loan of the amount of the premium paid on an actuarial basis between payment of the premium and the refund to A.C. Moore on termination of the policy. Also includes in each year, a $1,500 annual contribution by the Company pursuant to the Company's 401(k) Plan to each of Jack Parker and Patricia A. Parker.

(3) Adjusted to reflect the two-for-one stock split distributed on July 31, 2002.

(4) Represents annual contribution by the Company pursuant to the Company's 401(k) Plan.

(5)  Includes a $50,000 employment signing bonus.

         Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning stock options granted during fiscal 2002 to the Named Executive Officers. The exercise price per share of each option was equal to the fair market value of the Common Stock at the grant date as determined by the Board of Directors.


                                                          Individual Grants
                                        ----------------------------------------------------        Potential Realizable
                                                        Percent of                                Value at Assumed Annual
                                          Number of        Total                                    Rates of Stock Price
                                          Securities      Options     Exercise                        Appreciation for
                                          Underlying    Granted to     or Base                         Option Term(1)
                                            Options    Employees in     Price     Expiration     ------------------------
                  Name                      Granted     Fiscal Year   ($/Share)      Date            5%           10%
--------------------------------------   ------------  ------------  ----------  -----------     ----------   -----------
Jack Parker...........................            --           --          --            --             --            --
Lawrence H. Fine......................       100,000         32.0      $19.11     8/22/2012     $1,202,000    $3,046,000
Rex A. Rambo..........................            --           --          --            --             --            --
Leslie H. Gordon......................        20,000          6.4       19.11     8/22/2012        240,400       609,200
Patricia A. Parker....................        10,000          3.2       19.11     8/22/2012        120,200       304,600


-------------------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock.


               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

         The following table sets forth certain information concerning the number and value of unexercised options to purchase Common Stock held at the end of fiscal 2002 by the Named Executive Officers. In 2002, Rex Rambo exercised 30,000 shares of stock options.


                                                               Number of Securities       Value of Unexercised In-
                                                              Underlying Unexercised        The Money Options at
                                                            Options at Fiscal Year-End       Fiscal Year End(1)
                                   Shares                 -----------------------------  --------------------------
                                 Acquired on     Value
              Name                Exercise     Realized    Exercisable   Unexercisable   Exercisable  Unexercisable
 ------------------------------  -----------  ----------  -------------  --------------  -----------  -------------
 Jack Parker...................      --           --               --              --            --             --
 Lawrence H. Fine..............      --           --           33,333         166,667     $ 146,333      $ 292,667
 Rex A. Rambo (2)..............    30,000    $ 400,500 (3)    172,666          35,334     1,353,732        228,113
 Leslie H. Gordon..............      --           --          153,667          43,333     1,268,564        152,073
 Patricia A. Parker............      --           --           30,000          15,000       284,400         43,850


-------------------
(1) Based upon the latest reported sale price on the Nasdaq National Market on December 31, 2002 ($12.71 per share) less the option exercise price.

(2) On January 31, 2003 Rex A. Rambo retired from the Company. Based upon his years of service, the Board of Directors authorized the vesting of all of Mr. Rambo's unvested options (options to purchase 35,334 shares of Common Stock).

(3) Based upon the reported exercise of options and sale of shares on November 6, 2002.

         Employment Agreements

         On June 11, 2001, the Company entered into an employment agreement with the Company's President, Lawrence H. Fine. The term of Mr. Fine's employment agreement is three years, unless earlier terminated by the Company or Mr. Fine. Mr. Fine's employment agreement entitles him to receive an annual base salary of $325,000 for his first year of employment, $350,000 for his second year of employment and $375,000 for his third year of employment. Mr. Fine's employment agreement also provides for the payment of a minimum guaranteed annual bonus in the amount of $50,000. Mr. Fine's employment agreement provides for severance payments to be paid to Mr. Fine if his employment is terminated by the Company without cause or in the event of a change in control transaction.

         In accordance with the terms of his employment agreement, Mr. Fine was granted options to acquire 100,000 shares of Common Stock under the Option Plans upon the commencement of his employment and options for an additional 100,000 shares on August 22, 2002. Mr. Fine's employment agreement further provides that in the third year of his employment, and in each subsequent year, Mr. Fine will be a participant in our Option Plans, and that further stock options grants will be in accordance with the provisions of our Option Plans.

         Mr. Fine's employment agreement also prohibits him from divulging confidential information regarding the Company or the Company's business to any other party. In addition, Mr. Fine's employment agreement prohibits him, during the term of his employment with the Company and for a period of two years following termination of his employment, from engaging in a business that competes with the Company and from soliciting as executives or managers any individuals who were the Company's executives or managers at the time of his employment.

         Severance Arrangement

         The Company has agreed to pay Leslie H. Gordon a sum equal to one year of his then current salary if his employment is terminated by the Company without cause.

         On January 31, 2003 Rex A. Rambo retired from the Company. Based upon his years of service as the Company's Chief Operating Officer, the Board of Directors authorized the vesting of all of Mr. Rambo's unvested options (options to purchase, 35,334 shares of Common Stock). In recognition of this change in the provisions for these options, the Company recorded $271,000 in compensation expense in 2002. This amount represents the difference between the market value of the shares as of the date of Mr. Rambo's retirement and the option exercise price.

Certain Relationships and Related Transactions

         Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consisted of Messrs. Bauer and Lesser in 2002. No person who served as a member of the Compensation Committee during 2002 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2002, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

         Other Related Transactions

         Richard J. Drake, a director of the Company, is a member of a law firm which the Company has retained during 2002 and which the Company intends to retain during 2003.

         In 2002, the Company reimbursed Regal Bag Corporation and related companies ("Regal") $374,000 for merchandise sold in the Company's stores. William Kaplan, a director of the Company, is Chairman of the Board of Directors and an executive officer and principal shareholder of Regal.

         It has been the Company's policy that all material transactions between the Company and its officers, directors and other affiliates must be approved by a majority of the disinterested members of the Company's Board of Directors and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. Going forward, the Company will comply with any and all approval requirements adopted by Nasdaq related to material transactions between the Company and its officers, directors and other affiliates.

Stock Performance Graph

         The following graph compares the yearly changes in the total return on our Common Stock against two other measures of performance. The comparison is on a cumulative basis for our last five fiscal years. The two other performance measures are the Nasdaq Stock Market Index and the Nasdaq Retail Trade Index. In each case, we assumed an initial investment of $100 on December 31, 1997. Dates on the following chart represent the last trading day of the indicated calendar year. We paid no dividends during such five-year period.

                                [GRAPHIC OMITTED]




                                                                              December 31,
                                                  -------------------------------------------------------------------
                                                   1997         1998         1999       2000        2001        2002
                                                  ------       ------       ------     ------      ------      ------
A.C. Moore                                          100           54           51         72         259         223
Nasdaq Stock Market Index                           100          141          261        157         125          86
The NASDAQ Retail Trade Index                       100          122          107         65          91          77


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2002, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten-percent beneficial owners were complied with during 2002, except that the following reports were not timely filed: Eli J. Segal and the L&K 2002 Grantor Retainer Annuity Trust #1 did not timely file Forms 3 and Jack Parker, Richard Lesser and Patricia Parker inadvertently failed to timely file certain Forms 4 related to transactions disclosed in and made pursuant to a Registration Statement on Form S-3. All such forms were subsequently filed.

                              SHAREHOLDER PROPOSALS

         Under the Company's bylaws, shareholder proposals with respect to the 2004 Annual Meeting of Shareholders, including nominations for directors, which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Company not later than December 17, 2003. Any such proposals must be in writing and sent either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid to A.C. Moore Arts & Crafts, Inc., 500 University Court, Blackwood, NJ 08012, attention: Secretary of the Company. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations or proposals will be rejected.

         Shareholder proposals for the 2004 Annual Meeting of Shareholders must be submitted to A.C. Moore by December 17, 2003 to receive consideration for inclusion in A.C. Moore's Proxy Statement relating to the 2004 Annual Meeting of Shareholders. Any such proposal must also comply with the proxy rules under the Securities Exchange Act of 1934, including Rule 14a-8.

         In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2004 Annual Meeting of Shareholders is December 17, 2003. As to all such matters which the Company does not have notice on or prior to December 17, 2003, discretionary authority shall be granted to the persons designated in the Company's Proxy Statement related to the 2004 Annual Meeting of Shareholders to vote on such proposal.

                                   PROPOSAL 2

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers, independent accountants, to serve as A.C. Moore's independent auditors for the year ending December 31, 2003. Shareholders will be asked to ratify this appointment. A representative of PricewaterhouseCoopers is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.

Principal Accountant Fees and Services

         Aggregate fees for professional services rendered for us by PricewaterhouseCoopers as of or for the years ended December 31, 2002 and 2001 were:

                                                          2002          2001
                                                       ---------     ---------
            Audit Fees..............................   $ 156,500     $ 255,000
            Audit Related fees......................      65,000            --
            Tax Fees................................      55,285            --
            All Other Fees..........................          --            --
                                                       ---------     ---------
            Total...................................   $ 276,785     $ 255,000
                                                       =========     =========

         The Audit fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

         Audit Related fees for the year ended December 31, 2002 were for internal control reviews and consultations concerning financial accounting and reporting standards.

         Tax fees for the year ended December 31, 2002 were for services performed in connection with income tax services other than those directly related to the audit of the income tax accrual.

         The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers are compatible with PricewaterhouseCoopers maintaining its independence.

-------------------
(1) The aggregate fees included in Audit are fees billed for the fiscal years for the audit of the registrant's annual financial statements and reviews of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.


The Board of Directors recommends that you vote "FOR" approval of Proposal 2.

                                  OTHER MATTERS

         A.C. Moore is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not receive notice by December 19, 2002 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

         This Proxy Statement is accompanied by A.C. Moore's 2002 Annual Report to Shareholders which includes a copy of the Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

                                       By Order of the Board of Directors



                                       Janet Parker
                                       Secretary
Blackwood, New Jersey
April 15, 2003

                                   APPENDIX A
                                  FORM OF PROXY


                         A.C. MOORE ARTS & CRAFTS, INC.
                              BLACKWOOD, NEW JERSEY

           PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS, MAY 22, 2003

                  Solicited On Behalf of the Board of Directors


         The undersigned hereby constitutes and appoints Jack Parker and William Kaplan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of A.C. Moore Arts & Crafts, Inc. to be held on the 22nd day of May, 2003 and at any postponement or adjournment thereof, and to vote all of the shares of A.C. Moore Arts & Crafts, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

         This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR each proposal listed on the reverse side hereof.

         A majority of said attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters as may properly come before the meeting.


              (Continued and to be marked, signed and dated on the reverse side)

(1) ELECTION OF DIRECTORS: William Kaplan and John E. (Jack) Parker

                  FOR all nominees             WITHHOLD AUTHORITY            (INSTRUCTION: To withhold  authority to vote
                  listed above (except         to vote for the               for any individual nominee, write that nominee's
                  as marked to the             nominees listed               name in the space provided below.)
                  contrary at right.)          above.

                        [   ]                       [   ]                           ___________________________________________


(2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending
    December 31, 2003.

                    FOR                          AGAINST                       ABSTAIN

                   [   ]                          [   ]                         [   ]

(3) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

                                                                      Receipt of the Notice of Annual Meeting of Shareholders and
                                                                      Proxy Statement dated April 15, 2003 and the Company's 2002
                                                                      Annual Report to Shareholders is hereby acknowledged.

                                                                      _____________________________________________
                                                                      Signature

                                                                      _____________________________________________
                                                                      Signature

                                                                      Dated: ______________________________________

                                                                      Please sign exactly as your name or names appear hereon,
                                                                      including any official position or representative capacity.


                Please mark, date and sign this proxy and return it promptly in the enclosed postage paid envelope.
